Exhibit 4.4

LEASEHOLD MORTGAGE, ASSIGNMENT OF PRODUCTION,
SECURITY AGREEMENT AND FINANCING STATEMENT

from
KY USA ENERGY, INC.
(Federal Income Tax Identification No. [________])
(Grantor and Debtor)

to

NSES 12, LLC
(Federal Income Tax Identification No. [_____________])
(Lender/Mortgagee and Secured Party)

A CARBON, PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT. FOR PURPOSES OF FILING THIS INSTRUMENT AS A FINANCING STATEMENT, THE ADDRESS OF THE GRANTOR AND DEBTOR IS 321 SOMEREST RD., LONDON, KENTUCKY 40741, AND THE ADDRESS OF THE LENDER AND SECURED PARTY IS 38 GROVE STREET, BUILDING C, RIDGEFIELD, CONNECTICUT 06877.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES.

THIS INSTRUMENT COVERS PROCEEDS OF COLLATERAL.

THIS INSTRUMENT COVERS PRODUCTS OF COLLATERAL.

THIS INSTRUMENT COVERS FIXTURES.

THIS INSTRUMENT COVERS MINERALS, AS-EXTRACTED COLLATERAL AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING, WITHOUT LIMITATION, OIL AND GAS). THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF THE COUNTY RECORDERS OF THE COUNTIES LISTED ON EXHIBIT A HERETO. THE GRANTOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH INTEREST IS DESCRIBED IN EXHIBIT A ATTACHED HERETO.

THIS INSTRUMENT WAS PREPARED BY AND WHEN RECORDED OR FILED SHOULD BE RETURNED TO:

Douglas C. Atnipp
Greenberg Traurig LLP
1000 Louisiana, Suite 1700
Houston, Texas 77002

LEASEHOLD MORTGAGE, ASSIGNMENT OF PRODUCTION,
SECURITY AGREEMENT AND FINANCING STATEMENT

KY USA ENERGY, INC., a Kentucky corporation, with an office at 321 Somerset Road, London, Kentucky 40741 (hereinafter referred to as “Grantor”), for and in consideration of the sum of TEN DOLLARS ($10.00) to Grantor in hand paid by NSES 12, LLC, a Delaware limited liability company, with an office at 38 Grove Street, Building C, Ridgefield, Connecticut 06877 (“Lender”), to extend credit to Grantor, as evidenced by that certain Senior Secured Credit Agreement (such agreement, as modified, amended, or supplemented hereinafter called the “Credit Agreement”) dated as of [_____________, 2008], by and among Grantor and Lender, and by the promissory notes hereinafter described, and of the loans as hereinafter recited, and in order to secure the payment of the indebtedness hereinafter referred to and the performance of the obligations, covenants, agreements and undertakings of Grantor hereinafter described, does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, PLEDGE, TRANSFER, ASSIGN and SET OVER to the Lender all of Lender’s leasehold interest in the following property:

(a) All of Grantor’s rights, titles, interests and estates whether now owned or hereafter acquired, in and to the Hydrocarbons (defined in paragraph (c) below) attributable to the leases which are described on Exhibit A attached hereto (all references herein to such Exhibit A shall include the introductory and explanatory comments thereto contained in the preamble to Exhibit A), including, without limitation, overriding royalty interests, production payments, net profits interests or other interests irrespective of whether such interests are cost bearing and of whatsoever nature or kind and however characterized, together with any and all mineral interests, royalty interests, fee interests or other interests derived from a landowner or landowners of the lands described on the attached Exhibit A or in the documents described on Exhibit A, all of which such rights, titles, interests and estates of Grantor and howsoever characterized being hereinafter collectively called the “Leases”;

(b) All rights, titles, interests and estates now owned or hereafter acquired by Grantor in and to (i) the properties now or hereafter pooled or unitized with any of the Leases; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction and so called “working interest units” created under operating agreements or otherwise) which may affect all or any portion of the Leases including, without limitation, those units which may be described on Exhibit A; (iii) all operating agreements, contracts, farm out agreements, farm in agreements, area of mutual interest agreements, equipment leases and other agreements which relate to any of the Leases or interests in the Leases described or referred to herein on Exhibit A or to the production, sale, purchase, exchange, processing, transporting or marketing of the Hydrocarbons (hereinafter defined) from or attributable to such Leases or interests; and (iv) the Leases described on Exhibit A and covered by this Mortgage (hereinafter defined) even though Grantor’s interest therein be incorrectly described or a description of a part or all of such Leases or Grantor’s interest therein be omitted; it being intended by Grantor, the Lender and the Noteholder (hereinafter defined) herein to cover and affect hereby all interests which Grantor may now own or may hereafter acquire in and to the Leases and lands described on Exhibit A notwithstanding that the interests as specified on Exhibit A be limited to particular lands, specified depths or particular types of property interests;

(c) All rights, titles, interests and estates now owned or hereafter acquired by Grantor in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals (collectively called the “Hydrocarbons”) in and under which may be produced and saved from or attributable to the Leases, the lands covered thereby and Grantor’s interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Leases, the lands covered thereby, and Grantor’s interests therein which are subjected or required to be subjected to the liens and security interests of this Mortgage; and further including any and all liens and security interests in the Hydrocarbons and the proceeds therefrom securing payment of proceeds from the sale of Hydrocarbons;

(d) All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Leases, properties, rights, titles, interests and estates described or referred to in subparagraphs (a) and (b) above, which are now owned or which may hereafter be acquired by Grantor, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Leases or properties (excluding drilling rigs, trucks, automotive equipment or other personal property which may be taken to the premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, wellhead valves, field gathering systems, pipelines, salt water disposal facilities, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, power, telephone and telegraph lines, surface leases, rights-of-way, easements, servitudes, licenses and other surface rights together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties;

(e) Any property that may from time to time hereafter, by writing of any kind, be subjected to the lien and security interest hereof by Grantor or by anyone on Grantor’s behalf; and the Mortgagee is hereby authorized to receive the same at any time as additional security hereunder;

(f) All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Grantor in and to the Leases, as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Encumbrances (hereinafter defined) to which any Leases, properties, rights, titles, interests or estates are subject, or otherwise; together with any and all renewals and extensions of any of the Leases, properties, rights, titles, interests or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by Grantor in and to the Leases, properties, rights, titles, interests or estates;

(g) All accounts, goods that are, or are to become, fixtures, equipment, as-extracted collateral, inventory and contract rights and other general intangibles as such terms are defined in Article 9 of the Uniform Commercial Code from time to time in effect in the Commonwealth of Kentucky (including, without limitation, all seismic data, geological data, geophysical data and interpretations of any of the foregoing to the extent a security interest therein may be granted) constituting a part of, relating to, or arising out of the property and collateral described or mentioned in paragraphs (a) through (f) above, and all proceeds and products of the property and collateral described or mentioned in this and said preceding paragraphs; and

(h) All of Grantor’s rights, now owned or hereafter acquired, in and to all lease records, well records and production records which relate to any of the foregoing property;

provided, however, the foregoing is made subject to the overriding royalties, unit declarations, operating agreements, contracts, encumbrances, agreements, exceptions, limitations and other matters, if any, described or referred to in Exhibit A (all of the properties, interests and rights, subject as aforesaid, being hereinafter sometimes referred to as the “Mortgaged Properties”).

Any fractions or percentages specified on Exhibit A referring to Grantor’s interest (whether working interest, net revenue interest or otherwise) are contained thereon solely for the purpose of the warranties made by Grantor under Article II hereof and shall not limit the quantum of interest granted hereunder with respect to any unit or well. If any Lease or unit described on Exhibit A respecting any well mentioned herein is incorrectly described, nevertheless this Mortgage shall cover all Grantor’s interest in the Leases allocable to and the unit for such well. If any of the lands covered by the Lease or other instrument mentioned on Exhibit A are incorrectly described, then nevertheless this Mortgage shall cover all Grantor’s interest in such Lease or other instrument as to all of the lands covered thereby, unless limited by express words to the contrary on Exhibit A.

TO HAVE AND TO HOLD the Mortgaged Properties, together with all and singular the rights, estates, hereditaments, powers and privileges appurtenant or incident thereto, unto the Mortgagee and its successors and assigns, forever.

BUT IN TRUST, NEVERTHELESS, for the benefit and security of the holders of the indebtedness secured hereby and upon the trusts and subject to the terms and provisions herein set forth.

ARTICLE I.

Secured Indebtedness

1.1 This Mortgage is made to secure and enforce the payment of the following:

(a) the Credit Agreement and the other Loan Documents to which the Mortgagor is a party, including that certain term promissory note up to the principal amount of TEN MILLION and No/100 Dollars ($10,000,000) executed by the MORTGAGOR and payable to the order of the Mortgagee on or before [____________, 2011], and all other notes given in substitution for the foregoing promissory notes, or in modification, renewal or extension thereof, in whole or in part (such promissory notes, as from time to time supplemented, amended or modified and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part, being hereafter collectively called the “Notes”);

(b) any agreement with respect to any Swap Agreements and any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions entered into between the Mortgagor and the Mortgagee, including any amounts payable in respect of an early termination under any such agreements described in this Section 1.1(b);

(c) any sums which may be advanced or paid by the Mortgagee or the Lenders under the terms hereof or of the Credit Agreement or other Loan Documents on account of the failure of the Mortgagor to comply with the covenants of the Mortgagor contained herein, or the failure of the Mortgagor to comply with the covenants of the Mortgagor or any other obligor contained in the Credit Agreement; and all other indebtedness of the Mortgagor arising pursuant to the provisions of this Mortgage, including penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise;

(d) all interest (including, without limitation, interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in respect of all of the obligations described in this Section 1.1 and all costs of collection and attorneys’ fees, all as provided herein and therein;

(e) any additional loans or advances made by the Mortgagee to or for the benefit of the Mortgagor pursuant to the Credit Agreement or any other Loan Document (it being contemplated that the Mortgagee may lend additional sums to the Mortgagor pursuant to the Credit Agreement from time to time, but shall not be obligated to do so, and the Mortgagor agrees that the payment of any such additional loans shall be secured by this Mortgage); and

(f) punctual performance when due of all obligations of the Mortgagor under any Loan Document or Swap Agreement to the Mortgagor, the Mortgagee; and

(g) all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the Secured Indebtedness described in clauses (a) through (f).

1.2 The indebtedness referred to in clauses (a) through (f) of Section 1.1 and all renewals, extensions and rearrangements thereof are hereinafter sometimes referred to as the “Secured Indebtedness.”

1.3 This Mortgage is executed and granted for the benefit and security of the Mortgagee, any Person secured hereby and any and all future holders of an interest in the Secured Indebtedness and the interest thereon for so long as same remains unpaid and thereafter for so long as the Mortgagee or any Person secured hereby (or any Affiliate) has any obligations under the Credit Agreement to lend money or has any obligations under any Swap Agreements (including those described in Section 1.1) or until the Liens hereby created are released by the Mortgagee or such Person; it being understood and agreed that possession of any Note at any time by the Mortgagor shall not in any manner extinguish the Secured Indebtedness, such Notes or this Mortgage securing payment thereof, and the Mortgagor shall have the right to issue and reissue any of the Notes from time to time as its interest or as convenience may require, without in any manner extinguishing or affecting the Secured Indebtedness, the obligations under any of the Notes, or the security of this Mortgage.

1.4 Each capitalized term used in this Mortgage and not defined in this Mortgage shall have the meaning assigned such term in the Credit Agreement, and if not therein defined, such capitalized term shall have the meaning assigned such term in the Uniform Commercial Code. Uncapitalized terms used herein that are defined in the Uniform Commercial Code shall have the same meaning in this Mortgage. As used herein, “Uniform Commercial Code” means the Uniform Commercial Code presently in effect in the Commonwealth of Kentucky as the same may be amended from time to time, and any successor statute thereto, except to the extent that the Uniform Commercial Code of some other jurisdiction applies mandatorily.

ARTICLE II.

Representations, Warranties and Covenants

2.1 Grantor represents, warrants and covenants to the Lender and the Noteholder that Grantor is the lawful owner of the Mortgaged Properties and has good right and authority to grant, bargain, sell, transfer, assign and mortgage the same; that Grantor’s interests in each identified Mortgaged Property is no less than that Net Revenue Interest and no greater than the Working Interest set forth on Exhibit A; that all oil, gas and/or mineral lease and leasehold estates, gas purchase and sales contracts, pipeline easements and rights-of-way, processing contracts, franchises, licenses and other agreements comprising or relating to the Mortgaged Properties or any portion thereof are valid and subsisting and are in full force and effect; that such leases are subject to no overriding royalties or other burdens or charges, except as reflected herein or in the Exhibit annexed hereto and that all rents, royalties and other payments due and payable by Grantor under each of the Mortgaged Properties have been properly and timely paid and all ad valorem, property, oil and gas production, excise and severance taxes payable by Grantor have been duly paid; that the Mortgaged Properties are free and clear from all liens and encumbrances except the lien evidenced by this Mortgage and except for the Permitted Encumbrances described herein or shown in Exhibit A; that all producing wells located on the Mortgaged Properties or properties unitized therewith have been legally drilled and are not deviated from the vertical more than the maximum permitted by applicable laws, rules and regulations, and that such wells are in fact bottomed under and are producing from lands described in said Exhibit A or lands unitized therewith; and Grantor does hereby bind itself, its heirs, legal representatives, successors and assigns to forever warrant and defend the title to the Mortgaged Properties unto the Lender, its successors and assigns, against the claims of all persons whomsoever claiming or to claim the same or any part thereof. Any additional rights, title, or interest which Grantor may hereafter acquire or become entitled to in the properties aforesaid or in the oil, gas or other minerals in and under or produced therefrom shall inure to the benefit of this trust, the same as if expressly described and conveyed herein.

2.2 So long as the Secured Indebtedness or any part thereof remains unpaid, Grantor covenants and agrees with the Noteholder as follows:

(a) That Grantor will make prompt payment of the Note and of all installments of principal and interest thereon as the same become due, and also of all other Secured Indebtedness.

(b) That Grantor will continuously maintain Grantor’s existence as a Kentucky corporation with full power to own and operate the Mortgaged Properties and, if required by law, Grantor’s right to do business in each State where any part of the Mortgaged Properties is situated, and that Grantor will promptly pay, if applicable, all income, franchise and other taxes owing by Grantor and any stamp, documentary or recording taxes which may be required to be paid with respect to this Mortgage or any other instrument evidencing or securing any of the Secured Indebtedness.

(c) That Grantor will cause its interests in the Hydrocarbons leases included in or relating to the Mortgaged Properties (herein called “Subject Leases”) to be maintained and operated for the production of Hydrocarbons in a good and workmanlike manner and in accordance with sound field practices and all applicable federal, state and local laws, rules and regulations and will not allow any of Subject Leases to be surrendered, abandoned, or terminated or impaired in any manner.

(d) That Grantor will cause all debts and liabilities of any character incurred in the operation, maintenance or development of the Mortgaged Properties (including, without limitation, all costs of the administration and development of each Subject Lease, and all leasehold costs attributable thereto, including, but not by way of limitation, all costs of completing, processing, storing, transporting and marketing Hydrocarbons which are allocated as leasehold expenses by customary industry account) to be paid punctually when due.

(e) That Grantor will use reasonable commercial efforts to cause the Mortgaged Properties and all related machinery, pipelines, equipment, improvements and personal property of any kind now or hereafter used or obtained in connection with the operation thereof to be kept in safe, good and effective operating condition and all necessary repairs, replacements, additions and improvements thereto to be made.

(f) That Grantor will observe and comply with all of the terms and provisions, express or implied, of the Subject Leases and assignments constituting a part of the Mortgaged Properties in order to keep the same in full force and effect. Grantor will also protect the Subject Leases against drainage of Hydrocarbons thereunder by reason of production on other properties.

(g) That Grantor will observe and comply with all of the terms and provisions of all easements, licenses, franchises, permits and contracts (both existing and future) which are part of the Mortgaged Properties or which are incident to the operation of any of the Mortgaged Properties. Without limiting the foregoing, Grantor agrees to fully comply with all covenants and make timely payments of all amounts payable under Hydrocarbons purchase and processing contracts held by Grantor and also to fully perform all obligations and covenants of the seller under all Hydrocarbons sales and processing contracts held by Grantor.

(h) That if the validity or priority of this Mortgage or of any right, titles, liens or interests created or evidenced hereby with respect to the Mortgaged Properties or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Grantor with respect thereto, Grantor will give written notice thereof to the Noteholder promptly and, at Grantor’s own cost and expense, Grantor will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including, but not limited to, the employment of counsel agreeable to the Noteholder, the prosecution or defense of litigation and the release or discharge of all adverse claims. If Grantor fails or refuses to take such action, the Lender and the Noteholder, or any of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such additional steps as in their judgment and discretion may be necessary or proper for the defense of any such legal proceedings, including, but not limited to, the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of any adverse claims made with respect to the Mortgaged Properties, and all expenses so incurred of every kind and character shall be a demand obligation owing by Grantor and shall bear interest at the Interest Rate (as defined in the Credit Agreement) from the date of expenditure until paid and shall be secured by the lien evidenced by this Mortgage and the party incurring such expenses shall be subrogated to all rights of the person receiving such payment.

(i) That Grantor will not, without the prior written consent of the Noteholder, suffer or permit any lien other than Permitted Encumbrances (as defined herein or described in Exhibit A hereto) to be hereafter claimed or created on any of the Mortgaged Properties, and should a lien other than Permitted Encumbrances become attached hereafter in any manner to any part of the Mortgaged Properties without the prior written consent of the Noteholder, Grantor will cause such lien to be promptly discharged.

(j) That Grantor will pay all taxes and assessments of every kind and character charged, levied or assessed against the Mortgaged Properties, or any part thereof, and all franchise taxes, production, severance or other similar taxes or charges, before any such taxes and assessments shall become delinquent; but Grantor shall have the right to contest any such tax in good faith, and while any such contest is pending shall not be in default hereunder; and, in the event Grantor should fail or refuse to pay or discharge the same, the holder of said indebtedness hereunder shall have the right, but shall not be obligated, to pay off said charges against said property and shall be subrogated to the rights, liens and equities thereof, and the amount so paid, together with interest at the same rate as is provided in the Note for interest on past due principal from the date of payment, shall be added to said indebtedness and shall be part of the Secured Indebtedness.

(k) That none of the buildings, improvements and personal property constituting portions of the Mortgaged Properties will be removed or destroyed if to do so would have a Material Adverse Effect.

(l) That Grantor will keep accurate books and records in which full, true and correct entries shall be promptly made as to all operations on the Mortgaged Properties, and all such books and records shall at all times during reasonable business hours be subject to inspection by the Noteholder and its duly accredited representatives, and if, and as often as, reasonably requested by the Noteholder, Grantor shall make reports of such income in such form as the Noteholder prescribes setting out full data as to production and revenues from the Mortgaged Properties.

(m) That Grantor will, on request of the Noteholder, promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage, the Note, or other documents executed in connection herewith or in the execution or acknowledgment of any thereof, and will execute and deliver any and all additional instruments as may be requested by the Noteholder to correct such defect, error or omission or to identify any additional properties which are or become subject to this Mortgage and will execute, acknowledge and deliver such further assurances and instruments as shall be, in the opinion of the Noteholder, necessary or proper to convey and assign to the Lender all of the Mortgaged Properties herein conveyed or assigned, or intended so to be.

(n) That Grantor will indemnify and hold harmless the Lender and the Noteholder from and against all claims, demands, liabilities and causes of action on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Properties or with this Mortgage or any of the Secured Indebtedness, save and except for their gross negligence, willful misconduct or breach by Lender or Noteholder of the Security Documents or any document or instruments executed in connection with the Security Documents.

(o) That Grantor will proceed with reasonable diligence to correct any material defect in title to the Mortgaged Properties which, in the opinion of Lender or Noteholder, constitutes a material defect that is found to exist after the execution and delivery of this instrument; and in this connection, should it be found after the execution and delivery of this instrument that there exists upon the Mortgaged Properties any lien or encumbrance, equal or superior in rank to the lien created by this instrument, or should any such hereafter arise, Grantor will promptly discharge and remove any such lien or encumbrance from said property.

(p) That Grantor will keep such part of the Mortgaged Properties as is of an insurable nature and of a character usually insured by persons operating similar properties insured with companies of recognized responsibility satisfactory to the Noteholder against loss or damage by fire and against other hazards customarily insured against and in such amounts as provided in and as otherwise required under the Credit Agreement.

(q) That Grantor will promptly pay its share of all costs and expenses incurred under any joint operating agreement affecting the Mortgaged Properties or any portion thereof and will furnish the Noteholder as and when requested full information as to the status of any joint account maintained with others under any such operating agreement.

(r) That Grantor will permit the Noteholder and its accredited agents, representatives and employees at all times to go upon, examine, inspect and remain on the Mortgaged Properties, and to go upon the derrick floor of any well at any time drilled or being drilled thereon, provided that such examination or inspection shall be at the risk of the Noteholder and its agents, representatives and employees and shall not unreasonably interfere with the business of Grantor or any operator or the operations on the Mortgaged Properties, and will furnish to the Noteholder on request all pertinent information in regard to the development and operation of the Mortgaged Properties or any part thereof.

(s) That the Noteholder at all times shall have the right to release any part of the property now or hereafter subject to the lien hereof or any part of the proceeds of production or other income herein or hereafter assigned or pledged or any other security it now has or may hereafter have securing said indebtedness, without releasing any other part of said property, proceeds or income, and without affecting the lien hereof as to the part or parts thereof not so released, or the right to receive future proceeds and income.

(t) That, promptly upon receipt of any written request from the Noteholder, Grantor will furnish and deliver, pursuant to such request, all title materials in the possession of Grantor or to which Grantor has access, including all title opinions and abstracts of title prepared by competent abstractors and covering title to the real property hereby mortgaged. Should Grantor fail to furnish such title opinions and abstracts upon such request, the Noteholder may proceed to obtain such title materials, and any and all costs so incurred shall be added to and included in the indebtedness secured hereby and shall be payable by Grantor upon demand, the obligation for such payment being secured by all liens and remedies granted in this Mortgage. Any abstracts furnished by Grantor or so acquired by the Noteholder shall be and constitute a part of the Mortgaged Properties, as above defined.

(u) That Grantor will, if requested by the Noteholder, furnish the Noteholder any information or data possessed by Grantor with respect to the Mortgaged Properties, and in the case of the Subject Leases full information, including independent engineering reports and seismic data and interpretation, shall be furnished with regard to the wells drilled or reworked or drilling or reworking operations being conducted thereon, including, without limitation, electrical logs, core analyses and well pressure reports; provided, that Grantor shall not be obligated to disclose information subject to a valid and binding confidentiality agreement with a third party without first obtaining the consent of such third party, and Grantor, to the extent requested by the Noteholder, will use its reasonable efforts to obtain such consent.

(v) That Grantor shall make available to the Noteholder, or its engineers, attorneys or representatives, at any time requested, its complete files and contracts on the properties included in this instrument and the wells, pipelines and other property located thereon, or regarding the operations of (or the production from) the Mortgaged Properties, and in the event the Noteholder or the Lender should take possession of the Mortgaged Properties under this Mortgage, the Noteholder shall be entitled to possession of all such files and contracts including seismic data and interpretation. Should this Mortgage be foreclosed (howsoever such foreclosure may be effected), the purchaser at the foreclosure sale shall be entitled to all such files.

(w) That Grantor will not enter into any new operating agreement or any material amendment of any existing operating agreement affecting the Mortgaged Properties without the prior written consent of the Noteholder.

(x) That Grantor will, promptly upon demand by the Noteholder, pay all costs and expenses heretofore or hereafter incurred by the Noteholder for legal, engineering or geological services rendered to it in connection with the making of the initial or any future loan to Grantor secured in whole or in part by the lien hereof and/or in the enforcement of any of its rights hereunder.

(y) That Grantor will use reasonable commercial efforts to continuously maintain in good condition and operate, or cause to be maintained and operated, in a good and workmanlike manner any pipelines and pipeline systems owned by Grantor and included in the Mortgaged Properties in accordance with the valid rules and regulations of duly constituted authorities.

2.3 Grantor agrees to take all such reasonable action and to exercise all rights and remedies as are reasonably available to Grantor to cause the owner or owners of the working interest in the Mortgaged Properties to comply with the covenants and agreements contained herein. With respect to those Subject Leases which are being operated by operators other than Grantor, Grantor shall not be obligated itself to perform any undertakings contemplated by the covenants and agreements contained herein which are performable only by such operators and are beyond the control of Grantor; provided, however, Grantor agrees to promptly take all reasonable actions available to Grantor under any operating agreement or otherwise to bring about the performance of any such undertakings required to be performed by such operators.

2.4 Grantor agrees that, if Grantor fails to perform any act or to take any action which hereunder Grantor is required to perform or take or to pay any money which hereunder Grantor is required to pay, the Noteholder, in Grantor’s name or its own name, may (but shall not be obligated to) perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by the Noteholder and any money so paid by the Noteholder shall be a part of the Obligations under the Credit Agreement owing by Grantor and shall bear interest from the date of making such payment until paid at the Interest Rate (as defined in the Credit Agreement) and shall be a part of the Secured Indebtedness and shall be secured by the lien evidenced by this Mortgage and by any other instrument securing the Secured Indebtedness, and the Noteholder, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment.

ARTICLE III

Assignment of Production, Accounts,
Contract Rights and Proceeds

3.1 To facilitate the discharge of all such indebtedness and as cumulative of any and all rights and remedies herein provided for, Grantor hereby BARGAINS, SELLS, TRANSFERS, ASSIGNS, SETS OVER and DELIVERS to the Noteholder, its successors and assigns, all of the following which shall be applied by Noteholder as provided herein and in the Credit Agreement:

(a) All Hydrocarbons, and the proceeds therefrom, produced and to be produced from the interests of Grantor in the Subject Leases, properties, processing plants and interests now or hereafter constituting a part of the Mortgaged Properties from and after the Effective Date (as hereafter defined), and Grantor hereby authorizes and empowers said Noteholder to demand, collect and receive said Hydrocarbons, and the proceeds therefrom, produced and to be produced from the interests of Grantor in said Mortgaged Properties, and to execute any release, receipt, division order, transfer order and relinquishment or other instrument that may be required or necessary to collect and receive such production or the proceeds therefrom and Grantor hereby authorizes and directs all pipeline companies, gathering companies and others purchasing Hydrocarbon production from said properties or having in their possession any production from said properties or the proceeds therefrom, to pay and deliver to the Noteholder all such production or proceeds therefrom accruing. Grantor agrees that all division orders, transfer orders, receipts and other instruments which the Noteholder may from time to time execute and deliver for the purpose of collecting or receipting for such production or the proceeds therefrom may be relied upon in all respects, and that the same shall be binding upon Grantor, and Grantor’s successors and assigns. Grantor agrees to execute and deliver all necessary and appropriate instruments, including transfer and division orders, which may be required by the Noteholder in connection with the receipt by the Noteholder of such production or the proceeds therefrom and to indemnify and keep and hold the Noteholder free and harmless from all parties whomsoever having or claiming an adverse interest in said leases, properties and interests and the production and proceeds therefrom, and in this respect agrees to pay all expenses, costs, charges and reasonable attorneys’ fees that may be incurred by the Noteholder as to any of said matters.

(b) All amounts or proceeds hereafter payable to, or to become payable to, Grantor or to which Grantor is entitled under all Hydrocarbon sales contracts, all Hydrocarbon transportation contracts, and all Hydrocarbon treating and processing contracts relating to or now or hereafter to become a part of the Mortgaged Properties.

(c) All amounts, sums, revenues and income which become payable to Grantor from any of the Mortgaged Properties (including after-acquired properties) or under any contract, present or future, relating to any Hydrocarbon pipeline system and processing plant or unit now or hereafter constituting a part of the Mortgaged Properties.

Grantor hereby authorizes and directs that all such pipeline companies, purchasers, transporters and other parties owing monies to Grantor under contracts herein assigned, pay such amounts direct to the Noteholder as follows:

If by wire transfer:

Account:	22466266
Bank:	Citibank, F.S.B.
621 Main Street
Ridgefield, CT 06877
ABA #:	221172610
Reference:	New Stream Secured Capital, LP

If by check:

NSES 12, LLC
Attention: Roger Eustance
38 Grove Street, Building C
Ridgefield, Connecticut 06877

and such authorization shall continue until this Mortgage is released. The Noteholder is authorized to collect, receive and receipt for all such amounts and no party making payment shall have any responsibility to see to the application of any funds paid to the Noteholder, but shall be fully protected in making such payment to the Noteholder under the assignments herein contained. Should the Noteholder bring suit against any third party for collection of any amounts or sums included within this assignment (and the Noteholder shall have the right to bring any such suit) it may sue either in its own name or in the name of Grantor.

The office where the records of Grantor with respect to the accounts and contract rights concerning the Mortgaged Properties are kept is located at the address shown opposite the signature of Grantor to this Mortgage, and Grantor agrees that the place at which such records are kept will not be changed without the prior written consent of the Noteholder, which consent shall not be unreasonably withheld.

3.2 Independent of the foregoing provisions and authorities herein granted, Grantor agrees to execute and deliver any and all transfer orders, payment orders, division orders and other instruments that may be requested by the Noteholder or that may be required by any purchaser of the production from any of the Mortgaged Properties for the purpose of effectuating payment to the Noteholder of the proceeds of Hydrocarbon sales to the Noteholder. If under any existing sales agreements, other than division orders or transfer orders, any proceeds of Hydrocarbon sales are required to be paid by the purchaser to Grantor so that under such existing agreement payment of such proceeds of Hydrocarbon sales cannot be made to the Noteholder, Grantor’s interest in all proceeds of Hydrocarbon sales under such sales agreements and in all other proceeds of Hydrocarbon sales which for any reason may be paid to Grantor shall, when received by Grantor, constitute trust funds in Grantor’s hands and shall be immediately paid over to the Noteholder.

3.3 Grantor authorizes and empowers the Noteholder to receive, hold and collect all sums of money paid to the Noteholder in accordance with this assignment and to apply the same as is hereinafter provided, all without any liability or responsibility on the part of the Noteholder, save as to good faith in so receiving and applying said sums. All payments provided for in this assignment shall be paid promptly to the Noteholder, and applied pursuant to the terms of the Credit Agreement. It is understood and agreed that should said payments provided for by this assignment be less than the sum or sums then due on said indebtedness, such sum or sums then due shall nevertheless be payable by Grantor in accordance with the provisions of the note or notes or other instrument or instruments evidencing said indebtedness and neither this assignment nor any provision herein contained shall in any manner be construed to affect the terms and provisions of said note or notes or other instrument or instruments. Likewise, neither this assignment nor any provision herein contained shall in any manner be construed to affect the lien, rights and remedies herein granted securing said indebtedness, nor Grantor’s liability therefor. The rights under this assignment are cumulative of the other rights, remedies and powers granted under this Mortgage and are cumulative of any other security which the Noteholder now holds or may hereafter hold to secure the payment of said indebtedness.

3.4 If a default under Section 6.1 has occurred and is continuing, should any person now or hereafter purchasing or taking Hydrocarbons attributed to the Mortgaged Properties fail to make payment promptly to the Noteholder of the hereby assigned proceeds of Hydrocarbon sales, the Noteholder shall have the right to make, or to require Grantor to make, a change of connection and the right to designate or approve the purchaser with whose facilities a new connection shall be made, without liability or responsibility in connection therewith, so long as ordinary care is used in making such designation, and Grantor agrees to pay to the Noteholder the amount of any proceeds of Hydrocarbon sales not promptly paid to the Noteholder by any person having responsibility for payment thereof; provided, however, Noteholder shall only require the change of purchaser if such change would not cause a breach of Grantor’s obligation to an existing purchaser.

3.5 The Lender and Noteholder and their successors and assigns are hereby absolved from all liability for failure to enforce collection of the proceeds of Hydrocarbon sales and from all other responsibility in connection therewith, except the responsibility to account to Grantor for funds actually received. Grantor agrees to indemnify and hold harmless the Lender and Noteholder against any and all liabilities, actions, claims, judgments, costs, charges and attorneys’ fees by reason of the assertion that Lender or Noteholder received with respect to the Mortgaged Properties or for Grantor’s account either before or after payment in full of the Secured Indebtedness funds from the production of Hydrocarbons claimed by third persons, and if Grantor fails to do so, the Lender and Noteholder shall each have the right to defend against any such claims or actions, employing attorneys of their own selection, and if not furnished with indemnity satisfactory to them, they shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by the Lender or Noteholder in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys’ fees and other expenses of every character incurred by the Lender or the Noteholder pursuant to the provisions of this section shall be part of the Obligations under the Credit Agreement owing by Grantor, shall bear interest from date of expenditure until paid at the Interest Rate (as defined in the Credit Agreement), and shall be a part of the Secured Indebtedness. Notwithstanding the foregoing, nothing contained herein shall be deemed to require Grantor to indemnify Lender or Noteholder for its willful misconduct or gross negligence or material breach by Lender or Noteholder of the provisions of the Security Documents or any documents or instruments executed in connection with the Security Documents.

3.6 Nothing herein contained shall detract from or limit the absolute obligation of Grantor to make prompt payment of the Note, of all amounts owing thereon, and of all amounts owing hereunder at the time and in the manner provided in the Note, the Credit Agreement or provided herein, regardless of whether the proceeds herein assigned are sufficient to pay the same, and the rights under this assignment shall be cumulative of all other security of any and every character now or hereafter existing to secure the payment of the Note and all other Secured Indebtedness.

ARTICLE IV

Waiver and Partial Release

4.1 The Noteholder may at any time and from time to time in writing:

(a) Waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing;

(b) Consent to Grantor’s doing any act which hereunder Grantor is prohibited from doing, or to Grantor’s failing to do any act which hereunder Grantor is required to do, to the extent and in the manner specified in writing; or

(c) Release any part of the Mortgaged Properties, or any interest therein, or any proceeds of Hydrocarbon sales from the lien of this Mortgage, without the joinder of the Mortgagee.

No such act by Noteholder shall in any way impair the rights of the Noteholder hereunder except to the extent specifically agreed to by the Noteholder in such writing.

4.2 The lien and other security rights of the Noteholder hereunder shall not be impaired by any indulgence, including but not limited to:

(a) Any forbearance, renewal, extension or modification (whether one or more) which the Noteholder may grant with respect to any Secured Indebtedness; or

(b) Any surrender, compromise, release, renewal, extension, exchange or substitution which the Noteholder may grant in respect of any item of the Mortgaged Properties or any part thereof or any interest therein, or any of the proceeds of Hydrocarbon sales; or

(c) Any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness.

ARTICLE V

Possession Until Default; Defeasance

5.1 Unless a default specified in Section 6.1 hereof shall occur and be continuing, Grantor shall retain full right to the Mortgaged Properties (except the proceeds of Hydrocarbon sales assigned under Section 3.1 hereof), subject, however, to all of the terms and provisions of this Mortgage.

5.2 If all of the Secured Indebtedness is paid as the same becomes due and payable and if the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed, then, and in that event only all rights under this Mortgage shall terminate and the properties hereby conveyed shall become wholly clear of the liens, conveyances and assignments evidenced hereby, and such liens shall be released by the Noteholder in due form at Grantor’s cost.

ARTICLE VI

Remedies in Event of Default

6.1 The term “default” as used in this Mortgage shall mean the occurrence of an Event of Default under the Credit Agreement.

6.2 Following and during the continuation of a default by Grantor under this Mortgage, the provisions of this Section 6.2 (and no other provision of this Mortgage) shall specify the effects of any such default, the remedies available to Noteholder following any such default.

(a) Upon the occurrence of a default, all Secured Indebtedness in its entirety shall, at the option of the Noteholder and following two (2) business days prior written notice by Noteholder (except in the event of bankruptcy, insolvency of Grantor, appointment of a receiver for Grantor, and similar defaults in which event no prior written notice by Noteholder is required), become immediately due and payable without notice, presentation or demand of any kind including, without limitation, notice of intent to accelerate and notice of acceleration, all of which are hereby waived, and the liens evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by law as the Noteholder may elect.

(b) Noteholder may exercise all rights under the Credit Agreement.

(c) Noteholder may institute proceedings to enforce the lien of this Mortgage.

(d) Noteholder may take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note or in this Mortgage, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Noteholder shall elect, including appointment of a receiver for the Mortgaged Properties.

(e) Upon any default by Grantor in payment of the indebtedness hereby secured or any part thereof, or in the event of Grantor's breach of any covenant or agreement contained in this Mortgage, including, but not limited to, the covenants to pay when due or within any applicable grace period any sums secured by this Mortgage, Noteholder, its successors and assigns, is hereby authorized and empowered to grant, bargain and sell, release and convey the Mortgaged Properties at public venue, and to execute and deliver to the purchasers at such sale good and sufficient deeds of conveyances in law, pursuant to the statute in such case made and provided, rendering any surplus monies after payment of the monies due hereon, the attorney's fee provided by law, and the cost and charges of such venue and sale, to Grantor, its successors and assigns.

(f) In the event of any foreclosure sale of the Mortgaged Property, the same may be sold in one or more parcels.

(g) In any suit to foreclose the lien hereof, or enforce any other remedy, or protect any right of Noteholder under this Mortgage, the Credit Agreement or the Note, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree to the extent allowed by law all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Noteholder for attorneys' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Noteholder may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Mortgaged Properties. All expenditures and expenses of the nature in this paragraph mentioned, and such expenses and fees as may be incurred in the protection of the Mortgaged Properties and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by Noteholder in any litigation or proceeding affecting this Mortgage, the Note or the Mortgaged Properties, including bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding, shall be immediately due and payable by Grantor, with interest thereon at the Default Rate specified in the Note and shall be secured by this Mortgage.

(h) The proceeds of any foreclosure sale of the Mortgaged Properties shall be distributed and applied in the following order of priority:

FIRST, to the payment of all costs and expenses including without limitation, all costs and expenses incident to the foreclosure proceedings (including all such allowable items as are mentioned in the preceding paragraph hereof);

SECOND, to the payment of the Secured Indebtedness in such order as the Noteholder may elect; and

THIRD, the remainder, if any there shall be, shall be paid to Grantor or to Grantor’s representative, successors or assigns.

(i) No remedy herein conferred upon or reserved to Noteholder is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under any other document securing payment of the Note or now or hereafter existing at law or in equity or by statute. No delay or omission of Noteholder to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Mortgage to Noteholder may be exercised from time to time as often as may be deemed expedient by Noteholder. Nothing in this Mortgage or in the Note shall affect the obligation of Grantor to pay the principal of, interest on, and any other charges related to, the Note in the manner and at the time and place therein respectively expressed.

(j) Grantor hereby grants unto the Noteholder the powers of attorney to act for and on behalf of Grantor in all transactions of Grantor with any federal or state agency relating to any of the Mortgaged Properties. Without limiting the foregoing, this power of attorney specifically authorizes Mortgagee to execute any documents required by the Minerals Management Service (MMS) in connection with the foreclosure and subsequent transfer to the Mortgagee of the Mortgaged Properties. The foregoing power of attorney shall only be exercised upon the occurrence of a default.

(k) Upon the occurrence of a default, the Noteholder, on its own accord and/or through the appointment of a receiver are authorized prior or subsequent to the institution of any foreclosure proceedings to enter upon the Mortgaged Properties, or any part thereof, and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession and operation of the Mortgaged Properties. All costs, expenses and liabilities of every character (including costs of unsuccessful workover operations or additional wells or dry holes) incurred by the Noteholder in managing, operating and maintaining such Mortgaged Properties, including, without limitation, costs of additional drilling and reworking, whether successful or unsuccessful, shall constitute a demand obligation owing by Grantor and shall draw interest at the Interest Rate (as defined in the Credit Agreement), all of which shall constitute a portion of the Secured Indebtedness.

(l) Upon the occurrence of a default, if Grantor should fail to comply with any of the covenants or obligations of Grantor hereunder, then the Noteholder may perform the same for the account and at the expense of Grantor but shall not be obligated so to do, and any and all expenses incurred or paid in so doing shall be payable by Grantor to the Noteholder with interest at the Interest Rate (as defined in the Credit Agreement), and the amount thereof shall be payable on demand, and shall be secured by and under this Mortgage, and the amount and nature of such expense and the time when paid shall be fully established by the affidavit of the Noteholder or any officer or agent thereof; provided, however, that the exercise of the privileges granted in this paragraph shall in no way be considered or constitute a waiver of the right of the Noteholder upon the happening of a default hereunder to declare the Secured Indebtedness to be at once due and payable but is cumulative of such right and all other rights herein given.

ARTICLE VII

Security Agreement

7.1 Without limiting any of the provisions of this instrument, Grantor (referred to in this Article as “Debtor”, whether one or more), expressly GRANTS unto the Noteholder (referred to in this Article as “Secured Party”, whether one or more), a security interest in all the Mortgaged Properties hereinabove described (including both those now and those hereafter existing) to the full extent that such properties may be subject to the Uniform Commercial Code of the state or states where such properties are situated. The security interest granted hereby also covers and includes all contract rights, equipment, inventory, general intangibles and accounts with respect to said properties and all products and proceeds of said properties (said properties, contract rights, equipment, inventory, general intangibles, accounts, products and proceeds thereof being hereinafter collectively referred to as the “Collateral” for the purposes of this paragraph). Debtor covenants and with Secured Party that:

(a) In addition to and cumulative of any other remedies granted in this instrument to Secured Party, Secured Party may, in event of default, proceed under said Uniform Commercial Code as to all or any part of the Collateral and shall have and may exercise with respect to the Collateral all the rights, remedies and powers of a secured party after default under said Uniform Commercial Code, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, lease or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys’ fees and legal expenses thereby incurred by Secured Party, and toward payment of the Secured Indebtedness in such order or manner as Secured Party may elect.

(b) Upon a default, Secured Party shall have the right (without limitation) to take possession of the Collateral and to enter upon any premises where same may be situated for such purpose without being deemed guilty of trespass or otherwise incurring any liability for its entry upon those premises and to take any action deemed necessary or appropriate or desirable by Secured Party, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition as herein authorized.

(c) To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed, postage prepaid, to Debtor at the address shown with debtor’s signature hereinbelow at least ten days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

(d) Secured Party is expressly granted the right, at its option, to transfer at any time to itself or to its nominee the Collateral, or any part thereof, and to receive the monies, income, proceeds or benefits attributable or accruing thereto and to hold the same as security for the Secured Indebtedness or to apply it on the principal and interest or other amounts owing on any of the Secured Indebtedness, whether or not then due, in such order or manner as Secured Party may elect. All rights to marshaling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived.

(e) All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, transfer, assignment, lease or other disposition or utilization of the Collateral or any part thereof hereunder shall be prima facie evidence of the matter stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed to have been performed or to have occurred.

(f) Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties. All expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all attorneys’ fees, legal expenses and costs, shall be added to the indebtedness secured by this instrument, and Debtor shall be liable therefor.

(g) Should Secured Party elect to exercise its right under said Uniform Commercial Code as to part of the personal property and fixtures described herein, this election shall not preclude Secured Party from exercising the rights and remedies granted by the preceding paragraphs of this instrument as to the remaining personal property and fixtures.

(h) Any copy of this instrument may also serve as a financing statement under said Uniform Commercial Code between the Debtor, whose address is designated with its signature, and the SECURED PARTY, WHOSE ADDRESS IS 38 GROVE STREET, BUILDING C, RIDGEFIELD, CONNECTICUT 06877.

(i) So long as any amount remains unpaid on the Secured Indebtedness, Debtor will not authorize for filing in any public office any financing statement or statements affecting the Collateral other than financing statements in favor of Secured Party hereunder, unless the prior written specific consent and approval of Secured Party shall have first been obtained.

(j) Secured Party is authorized to file, in any jurisdiction where Secured Party deems it necessary, one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to Secured Party, and Debtor will pay the cost of filing or recording those financing statements or this instrument as a financing statement in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is deemed by Secured Party to be necessary or desirable.

(k) The office where the records of Debtor with respect to the Collateral and the Mortgaged Properties are kept is located at the address shown opposite the signature of Debtor to this Mortgage, and Debtor agrees that the place at which such records are kept will not be changed without the prior written consent of the Noteholder, which consent shall not be unreasonably withheld.

Debtor further warrants and represents to Secured Party that, except for the security interest granted hereby in the Collateral and other claims previously disclosed in writing to Secured Party, Debtor is the owner and holder of the Collateral, free of any adverse claim, security interest or encumbrance, and Debtor agrees to defend the Collateral against all claims and demands of any person at any time claiming the same or any interest therein. Debtor further warrants and represents that it has not heretofore signed any financing statement and no financing statement signed by Debtor is now on file in any public office except those statements true and correct copies of which have been delivered to Secured Party.

ARTICLE VIII

Miscellaneous

8.1 This instrument is a leasehold mortgage of both real and personal property, a security agreement, a financing statement and an assignment, and also covers proceeds and fixtures.

8.2 Notwithstanding the existence of any other security interests in the Mortgaged Properties held by the Noteholder or by any other person or entity, Noteholder shall have the right to determine the order in which any or all of the Mortgaged Properties shall be subjected to the remedies provided herein, and the order in which any or all portions of the obligations owed pursuant to the terms of the Credit Agreement and Loan Documents secured hereby are satisfied from the proceeds realized upon the exercise of any remedies provided herein. Grantor and any other person or entity now or hereafter acquiring a security interest in the Mortgaged Properties and having actual or constructive notice of this Mortgage, waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or in equity or provided in this Mortgage.

8.3 All options and rights of election herein provided for the benefit of the Noteholder are continuing, and the failure to exercise any such option or right of election upon a particular default or breach or upon any subsequent default or breach shall not be construed as waiving the right to exercise such option or election at any later date. By the acceptance of payment of any indebtedness secured hereby after its due date, the Noteholder does not waive the right either to require prompt payment when due of all other sums so secured or to regard as a default failure to pay any other sums due which are secured hereby. No exercise of the rights and powers herein granted and no delay or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

8.4 No release of any part of the Mortgaged Properties shall in any way alter, vary or diminish the force, effect or lien of this instrument on the balance of Mortgaged Properties.

8.5 Any provision contained herein or in the Note or in any other instrument evidencing or relating to any Secured Indebtedness to the contrary notwithstanding, neither Lender nor any Noteholder nor the holder of any other Secured Indebtedness shall be entitled to receive or collect, nor shall Grantor be obligated to pay, interest on any of the Secured Indebtedness in excess of the maximum rate of interest permitted by applicable law, and if any provision of the Note or of any other such instrument shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of that permitted by applicable law, the provisions of this section shall control and shall override any contrary or inconsistent provision of the Note or other instrument.

8.6 Any notice, request, demand or other instrument which may be required or permitted to be given or furnished to or served upon Grantor shall be addressed to it at its address set forth below, or such other address as Grantor may furnish to the Noteholder in writing. Notices to the Noteholder shall be deemed to have been properly given if delivered in like fashion to them at 38 Grove Street, Building C, Ridgefield, Connecticut 06877, with a copy to the Noteholder’s counsel at Greenberg Traurig LLP, 1000 Louisiana Street, Suite 1700, Houston, Texas 77002, Attn: Doug Atnipp, or at such other address as the Noteholder may furnish to Grantor in writing.

8.7 Renewals and extensions of the Secured Indebtedness may be given at any time and amendments may be made to this Mortgage and other agreements relating to any of the Secured Indebtedness or the Mortgaged Properties and/or such properties may at any time be released or partially released and/or the Noteholder may take or hold other security for the Secured Indebtedness without notice to or joinder or consent of any persons hereafter acquiring any interest in the Mortgaged Properties. The Noteholder may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this instrument, which shall continue as a first lien upon all of the Mortgaged Properties not expressly released until the Secured Indebtedness is fully paid.

8.8 If any provision hereof or of the Credit Agreement or the Note is invalid or unenforceable in any jurisdiction, the other provisions hereof or of the Note shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Lender and the Noteholder in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

8.9 All of the terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and the successors and assigns of Grantor and the Noteholder and successors and assigns of Noteholder, and shall inure to the benefit of the Noteholder and their respective successors and assigns and Grantor’s covenants shall constitute covenants running with the lands covered by the Mortgaged Properties, but this provision shall not be construed to authorize any sale or other disposition of the Mortgaged Properties contrary to any other provisions hereof.

8.10 The Mortgage may be executed in multiple counterparts, each of which is deemed to be an original for all purposes although all such executed copies shall evidence and constitute one and the same Mortgage; provided that it shall never be necessary for Noteholder to produce more than one fully executed counterpart with all divisions to prove the existence of all such counterparts. The counterpart recorded in a particular jurisdiction may have attached to it only the division or subdivisions of the exhibit that contain descriptions of Mortgaged Properties located in such jurisdiction. Whenever a recorded counterpart of the Mortgage contains less than all of the divisions, the descriptions contained in the omitted divisions are hereby incorporated into said recorded counterpart by reference.

8.11 The term “Grantor” herein used shall mean and include the limited liability company executing this instrument, and its successor in interest in the Mortgaged Properties. The number and gender of pronouns used in referring to Grantor shall be construed to mean and correspond with the number and gender of the individuals and/or entities executing this instrument as Grantor, and, further, the term “Grantor” herein used shall mean and include both all of the parties executing this instrument as Grantor as well as any single one or more of them.

8.12 With reference to KRS 382.520, it is acknowledged and agreed that this Mortgage secures not only the obligations evidenced by the Note and Credit Agreement, but also all future advances and all other additional indebtedness, whether direct, indirect, future, contingent or otherwise in an amount of not greater than $10,000,000.

8.13 The “Effective Date” of this instrument is 7:00 a.m. local time on [__________, 2008] at the location of the Mortgaged Properties, respectively.

8.14 This Mortgage shall be governed by and construed and interpreted under the laws of the State of New York (without giving effect to conflicts of laws principles), except to the extent that the laws of the State where the Mortgaged Properties are located shall be mandatorily applicable.

8.15 TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE TERM NOTE, THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED THEREBY, BEFORE OR AFTER MATURITY.

THIS WRITTEN AGREEMENT AND THE OTHER SECURITY DOCUMENTS DESCRIBED IN THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by their duly authorized undersigned officers effective as of [___________, 2008].

“GRANTOR”

ADDRESS OF GRANTOR:	KY USA ENERGY, INC.
a Kentucky corporation

KY USA Energy, Inc.
321 Somerset Road	By:
London, KY 40741	Name:
Telephone: (606) 877-8533	Title:
Telecopy: [______________]

ACKNOWLEDGMENTS

STATE OF [_________]	§
§
COUNTY OF [___________]	§

The foregoing instrument was acknowledged before me on this ___ day of __________, 2008, by _______________, _____________ of KY USA Energy, Inc., a Kentucky corporation.

NOTARY PUBLIC, STATE OF [_____________]

Prepared by:

Douglas C. Atnipp
Greenberg Traurig
1000 Louisiana, Suite 1700
Houston, Tx 77002
(713) 374-3500

THIS IS A SIGNATURE AND ACKNOWLEDGMENT PAGE TO THE
LEASEHOLD MORTGAGE, ASSIGNMENT OF PRODUCTION,
SECURITY AGREEMENT AND FINANCING STATEMENT

EXHIBIT A

ATTACHED TO AND FORMING A PART OF THE
MORTGAGE, ASSIGNMENT OF PRODUCTION,
SECURITY AGREEMENT AND FINANCING STATEMENT
DATED AS OF [________________, 2008]

FROM

KY USA ENERGY, INC.

TO

NSES 12, LLC

PREAMBLE

This Exhibit A contains this Preamble and the specific description of the “Leases” comprising a portion of the “Mortgaged Properties”, as those terms are defined in the Mortgage, Assignment of Production, Security Agreement and Financing Statement (the “Mortgage”) to which this Exhibit A is attached.

Divisions. This Exhibit A may be composed of several divisions and subdivisions--at least one for each state and county in each state in which any part of the Mortgaged Properties is located in more than one county, the division hereof containing the description of such Hydrocarbon (as defined in the Mortgage) lease will generally include the relevant portion of each of the counties in which any part of such oil, gas and mineral lease is located. Counties containing portions of such multi-county leases may therefore be covered by more than one division of this Exhibit A. Each subdivision is in turn composed of further subdivisions—each one covering one or more of the oil, gas and mineral leases included among the Mortgaged Properties.

Counterparts. The Mortgage may be executed in multiple counterparts, each of which is deemed to be an original for all purposes although all such executed copies shall evidence and constitute one and the same Mortgage; provided that it shall never be necessary for Noteholder to produce more than one fully executed counterpart with all divisions to prove the existence of all such counterparts. The counterpart recorded in a particular county may have attached to it only the division or subdivisions of this exhibit that contain descriptions of Mortgaged Properties located in such county or parish. Whenever a recorded counterpart of the Mortgage contains less than all of the divisions, the descriptions contained in the omitted divisions are hereby incorporated into said recorded counterpart by reference.

Definitions. For all purposes of this Exhibit A, the following terms shall have indicated meanings:

“Block” means several leases within an immediate vicinity.

“Net Revenue Interest” means with respect to any Property, the decimal or percentage share of production from or allocable to such property, after deduction of all overriding royalties and other burdens (including lessor royalties), that an owner of a Working Interest is entitled to receive

“Working Interest” means the property interest which entitles the owner thereof to explore and develop certain land for Hydrocarbon production purposes, whether under an oil and gas lease or unit, a compulsory pooling order or otherwise.

“Overriding Royalty Interest” means (i) with respect to a Unit for which an Overriding Royalty Interest is stated, that interest in the applicable Hydrocarbons produced, saved, and sold from such unitized area which is afforded to Grantor by virtue of its ownership of such expense-free interest in the Leases included in whole or in part in such area after deducting landowner royalties and any other burdens to which such interest may be subject, and (ii) with respect to a Well for which an Overriding Royalty Interest is stated, an expense-free interest in the applicable Hydrocarbons produced, saved and sold from a Well or Subject Lease which is afforded to Grantor by virtue of its ownership of such expense-free interest in the Lease (hereinafter defined) on which such Well is located after deducting landowner royalties and any other burdens to which such interest may be subject.

“Well” means any existing oil or gas well, salt water disposal well, injection well, water supply well or any other well located on or related to the Properties or any well which may hereafter be drilled and/or completed on the Properties, or any facility or equipment in addition to or replacement of any well, including a well producing or capable of producing oil and/or gas that is described or referred to in this Exhibit A.

“Unit” means a unit, pool, or communitized area described or referred to in this Exhibit A.

“Permitted Encumbrances” shall mean (i) minor irregularities in title which do not (a) materially interfere with the occupation, use and enjoyment by Grantor of any of the Mortgaged Properties in the normal course of business as presently conducted, or (b) materially impair the value thereof for such Mortgaged Properties, (ii) all interests in the Mortgaged Properties securing obligations owed to, or claimed by, any Person other than Noteholder, whether such interest is based on the common law, statute or contract, and whether such interest includes liens or security interests arising by virtue of mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or lease, consignment or bailment for security purposes, so long as each said interest has been expressly consented to by Noteholder in writing, (iii) Liens of landlords, vendors, including purchase money liens incident to the purchase of new Equipment, carriers, warehousemen, mechanics, laborers and materialmen arising by law, and of operators arising by contract, in the ordinary course of business for sums not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor; (iv) the specific exceptions and encumbrances affecting each of the Mortgaged Properties as described in this Exhibit, (v) any liens which are subordinate to the liens created hereby pursuant to a Subordination Agreement approved by Lender; and (vi) the agreements and matters set forth in Exhibit B, if any; INSOFAR ONLY as the foregoing exceptions, encumbrances and agreements are valid and subsisting and are enforceable against the particular Lease(s) which are made subject to said exceptions, encumbrances or agreements.

Scope and Format of Description. The Subject Interests are expressly limited to the Subject Leases insofar and only insofar as they cover lands and depth intervals in which Grantor owns an undivided interest and do not include lands and depth intervals in which Grantor owns no undivided interest even though such lands or depth intervals are covered by the Subject Leases; provided, however, that this provisions shall not impair Lender’s/Mortgagee’s rights under the warranty of title contained in the Mortgage. The format of the description is as follows:

With respect to each Lease, the description includes the Lease, the date, the Lessor, the Lessee, the recording information, the governmental or state serial number assigned to the lease (if applicable), and a description of the lands covered by the Lease. If the recorded instrument is a short form of memorandum of a Lease, the term “Lease” shall be deemed to include all of the terms and provisions of the Lease referred to in such short form or memorandum. Certain property descriptions are in abbreviated to Sections, Townships, and Ranges. In such descriptions, the following terms may be abbreviated as follows:

Northwest Quarter	NW, NW/4, or NW/4;
Southwest Quarter	SW, SW/4, or SW/4;
Southeast Quarter	SE, SE/4, or SE/4;
Northeast Quarter	NE, NE/4, or NE/4;
North Half	N/2 or N/2;
South Half	S/2 or S/2;
East Half	E/2 or E/2;
West Half	W/2 or W/2;

The applicable Blocks are followed by an N, S, E, or W to indicate whether the Block is North, South, East, or West. Certain descriptions merely refer to the Block in which the property is located in whole or in part. In such cases, the recorded Leases and any amendments thereof and any other recorded instruments affecting Grantor’s title more particularly describe the land within such Block in which Grantor owns an interest, and the descriptions contained in such instruments are incorporated herein by this reference. In the case of certain federal and state leases, the interests set forth may be in the nature of either record, title or operating rights. The land description does not necessarily signify that Grantor owns the entire interest in such Lease as to all of such land or as to all depth intervals. The statement of an Working Interest and a Net Revenue Interest for a Well or Unit does not necessarily signify that Grantor owns the same applicable Lease or leases as to the areas or depth intervals not attributable to the Well or Unit.

The statement of a Working Interest and a Net Revenue Interest with respect to a Well or Wells signifies that Grantor owns that Working Interest and Net Revenue Interest in the Well or Wells with respect to the intervals in which the Well or Wells are currently completed, and excludes a unitized area or formation, if any, included within a Unit which is also described in this Exhibit A.

Each Well or Unit with respect to which the Working Interest and Net Revenue Interest of Grantor is stated is described as follows: (i) each well is described by reference to the Well name given to the Well in Grantor’s records, which may or may not be the name stated in the records of the applicable state or federal regulatory authority, and (ii) each Unit is described by the name by which such Unit is referred to in Grantor’s records, which may or may not be the name used (if a name is used) in the instrument creating such Unit.